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EXHIBIT 4.1

                          REGISTRATION RIGHTS AGREEMENT

         This Registration Rights Agreement (this "Agreement") is made and entered into as of June 1, 2004, between Island Pacific, Inc., a Delaware corporation (the "Company"), and Michael Tomczak, Jeffrey Boone (the "Shareholders") and Intuit Inc.

         This Agreement is made pursuant to the Amended and Restated Agreement of Merger and Plan or Reorganization, dated as of June 1, 2004 by and among the Company, IPI Merger Sub, Inc., IPI Merger Sub II, Inc., Retail Technologies International, Inc., Michael Tomczak and Jeffrey Boone (the "Merger Agreement").

         The Company and the parties hereby agree as follows:

         1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meaning set forth in the Merger Agreement. As used in this Agreement, the following terms shall have the following meanings:

             1.1. "Common Stock" means the common stock of the Company, par value $0.0001 per share, and any securities into which such common stock shall hereinafter have been reclassified into.

             1.2. "Conversion Date" shall mean the date on which all of the outstanding shares of Series B Preferred Stock of the Company shall have converted into Common Stock of the Company pursuant to the Company's Certificate of Incorporation, as amended.

             1.3. "Effectiveness Date" means, with respect to a Registration Statement to be filed hereunder, the 90th calendar day (120th calendar day in the event of a "full review" by the Commission) following the applicable Filing Date; provided, however, in the event the Company is notified by the Commission that a Registration Statement will not be reviewed or is no longer subject to further review and comments, the Effectiveness Date shall be the fifth Trading Day following the date on which the Company is so notified if such date precedes the dates required above.

             1.4. "Effectiveness Period" shall have the meaning set forth in
Section 2.

             1.5. "Holder" or "Holders" means the holder or holders, as the case may be, from time to time of Registrable Securities.

             1.6. "Indemnified Party" shall have the meaning set forth in
Section 5(c) hereof.

             1.7. "Indemnifying Party" shall have the meaning set forth in
Section 5(c) hereof.

             1.8. "Intuit" shall mean Intuit Inc.

             1.9. "Intuit Filing Date" shall have the meaning set forth in
Section 2(a).

             1.10. "Principal Market" shall mean initially the American Stock Exchange and shall also include the New York Stock Exchange, the NASDAQ Small-Cap Market or the NASDAQ National Market, whichever is at the time the principal trading exchange or market for the Common Stock, based upon share volume.

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             1.11. "Prospectus" means the prospectus included in a Registration
Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

             1.12. "Registrable Securities" means (i) the shares of Company Common Stock issuable as consideration in the Merger on the Closing Date pursuant to the Merger Agreement, including shares of Company Common Stock issuable upon conversion of the Company's Series B Convertible Preferred Stock (the "Series B Stock"), together with any shares of Company common stock issued or issuable with respect to such shares upon any stock split, dividend or other distribution, recapitalization or similar event, and (ii) the shares of Company Common Stock issuable upon exercise of the warrants issued to the RTI Shareholders pursuant to the Pledge and Warrant Agreement dated an even date herewith by and between the RTI Shareholders and the Company.

             1.13. "Registration Statement" means a registration statement required to be filed hereunder, including the Prospectus, amendments and supplements to such registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

             1.14. "Rule 415" means Rule 415 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

             1.15. "Rule 424" means Rule 424 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

             1.16. "Shareholder Filing Date" shall have the meaning set forth in
Section 2(b).

             1.17. "Shareholders" shall mean Michael Tomczak and Jeffrey Boone.

             1.18. "Trading Day" means any day on which the Principal Market shall be open for business.

         2. REGISTRATION.

             (a) REGISTRATION OF INTUIT'S SHARES.


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                  (i) The Company shall use commercially reasonable efforts to secure the consent of the securityholders that are a party to the Registration Rights Agreement dated March 15, 2004 (filed as Exhibit 4.2 to the Company's 8-K filed on March 17, 2004) (the "March 15 Registration Rights Agreement") to include the Registrable Securities held by Intuit on the first registration statement filed pursuant to the March 15 Registration Rights Agreement (the "March 15 Registration Statement"). In the event that such consent is secured, the Company shall register all of Intuit's Registrable Securities on the March 15 Registration Statement and effect all other qualifications and compliances as may be required to permit or facilitate the sale or distribution of Intuit's Registrable Securities. Notwithstanding the fact that Intuit's Registrable Securities may be registered on the March 15 Registration Statement, the rights and obligations of Intuit and the Company respecting Intuit's Registrable Securities shall continue to be governed by this Agreement.

                  (ii) In the event that Intuit's Registrable Securities are not included on the March 15 Registration Statement, at any time after the date the SEC declares the March 15 Registration Statement effective, Intuit may demand that the Company file a registration statement covering its Registrable Securities on Form S-3 (unless the Company is not then eligible to register the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) in accordance with the procedures set forth below. Intuit shall deliver to the Company a written request for registration ("Demand Notice"). As expeditiously as possible, but not later than thirty (30) days following the date of the Demand Notice (the "Intuit Filing Date"), the Company will file a registration statement on Form S-3 (unless the Company is not then eligible to register the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) registering Intuit's Registrable Securities and effect all other qualifications and compliances as may be required to permit or facilitate the sale or distribution of Intuit's Registrable Securities, PROVIDED, that, if the Company's annual stockholders' meeting for fiscal year ended March 31, 2004 is scheduled for a date that is within fifteen (15) days of the Demand Notice, such thirty (30) day period will be deemed not to start until the date of the Company's annual stockholders meeting. Such registration statement shall contain (unless otherwise directed by the Holders and except to the extent the Company determines that modifications thereto are required under applicable law) substantially the "Plan of Distribution" attached hereto as ANNEX A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "Effectiveness Period").

                  (iii) If Intuit intends to distribute the Registrable Securities covered by its request by means of an underwriting, Intuit will so advise the Company as a part of their request made pursuant to this Section 2(a) and the Company and Intuit will enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Intuit. Notwithstanding any other provision of this Section 2(a), if the managing underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company will so advise all holders of securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting will be allocated to the holders of such securities on a pro rata basis (as nearly as practicable) based on the number of securities held by all such holders that were to be included in such registration statement, PROVIDED, that no Registrable Securities of Intuit will be excluded unless and until all other securities that were to participate in the underwriting have been excluded. Any Registrable Securities excluded or withdrawn from such underwriting will be withdrawn from the registration.


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                  (iv) In addition, the Company will not be required to effect a registration pursuant to this Section 2(a) after the Company has effected one
(1) registration pursuant to this Section 2(a), and such registration has been declared or ordered effective and all sales thereunder have been consummated.

             (b) SHAREHOLDERS' REGISTRATION. As soon as practicable after the Conversion Date, but no event later than thirty (30) days after such date (the "Shareholders Filing Date"), the Company shall prepare and file with the Commission a "Shelf" Registration Statement covering the resale of 100% of the Registrable Securities that have not previously been registered (including Registrable Securities not registered pursuant to Section 2(a) above) for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement pursuant to this Section 2(b) shall be on Form S-3 (unless the Company is not then eligible to register the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by the Holders and except to the extent the Company determines that modifications thereto are required under applicable law) substantially the "Plan of Distribution" attached hereto as ANNEX A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company's transfer agent and the affected Holders (the "Effectiveness Period").

         3. REGISTRATION PROCEDURES. In connection with the Company's registration obligations hereunder, the Company shall:

             (a) Not less than five Trading Days prior to the filing of a Registration Statement or any related Prospectus or any amendment or supplement thereto (excluding any document that would be incorporated or deemed incorporated therein by reference), the Company shall, (i) furnish to each Holder copies of all such documents proposed to be filed, which documents (other than those incorporated or deemed to be incorporated by reference) will be subject to the review of such Holders, and (ii) cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act; provided that, if the Holders do not affirmatively disapprove any matters set forth in a Registration Statement, any related Prospectus or supplement thereto, the Holders shall be deemed to have approved a Registration Statement as of the fourth Trading Day following delivery of such Registration Statement to such Holder.


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             (b) (i) Prepare and file with the Commission such amendments, including post-effective amendments, to any Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period and prepare and file with the Commission such additional Registration Statements in order to register for resale under the Securities Act all of the Registrable Securities; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement (subject to the terms of this Agreement), and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably possible, and in any event within 15 Trading Days, to any comments received from the Commission with respect to a Registration Statement or any amendment thereto and as promptly as reasonably possible provide the Holders true and complete copies of all correspondence from and to the Commission relating to a Registration Statement; and (iv) comply in all material respects with the provisions of the Securities Act and the Exchange Act with respect to the disposition of all Registrable Securities covered by a Registration Statement during the applicable period in accordance (subject to the terms of this Agreement) with the intended methods of disposition by the Holders thereof set forth in such Registration Statement as so amended or in such Prospectus as so supplemented.

             (c) Notify the Holders of Registrable Securities to be sold (which notice shall, pursuant to clauses (ii) through (vi) hereof, be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made) as promptly as reasonably possible (and, in the case of (i)(A) below, not less than five Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing no later than one Trading Day following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to any Registration Statement is proposed to be filed;
(B) when the Commission notifies the Company whether there will be a "review" of such Registration Statement and whenever the Commission comments in writing on such Registration Statement (the Company shall provide true and complete copies thereof and all written responses thereto to each of the Holders); and (C) with respect to a Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the Commission or any other Federal or state governmental authority for amendments or supplements to a Registration Statement or Prospectus or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; (v) of the occurrence of any event or passage of time that makes the financial statements included in a Registration Statement ineligible for inclusion therein or any statement made in a Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to a Registration Statement, Prospectus or other documents so that, in the case of a Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and
(vi) the occurrence or existence of any pending corporate development with respect to the Company that the Company believes may be material and that, in the determination of the Company, makes it not in the best interests of the Company to allow continued availability or a Registration Statement or Prospectus.


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             (d) Promptly deliver to each Holder, without charge, as many copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto as such Persons may reasonably request. Subject to the terms of this Agreement, the Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto.

             (e) Use commercially reasonable efforts to register or qualify the resale of such Registrable Securities as required under applicable securities or Blue Sky laws of each State within the United States as any Holder requests in writing, to keep each such registration or qualification (or exemption therefrom) effective during the Effectiveness Period; provided, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or subject the Company to any material tax in any such jurisdiction where it is not then so subject.

             (f) Cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statements, which certificates shall be free, to the extent permitted by the Merger Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

             (g) Upon the occurrence of any event contemplated this Section 3, as promptly as reasonably possible, prepare a supplement or amendment, including a post-effective amendment, to the Registration Statements or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statements nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with clauses (ii) through (vi) of
Section 3(d) above to suspend the use of any Prospectus until the requisite changes to such Prospectus have been made, or the Company otherwise notifies the Holders of its election to suspend the availability of any Registration Statement and/or Prospectus pursuant to clause (vi) of Section 3(d), then the Holders shall suspend use of such Prospectus. The Company will use its best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable, except that in the case of suspension of the availability of a Registration Statement and/or Prospectus pursuant to clause (vi) of Section 3(d), the Company shall not be required to take such action until such time as it shall determine that the continued availability of such Registration Statement and/or Prospectus is no longer not in the best interests of the Company. The Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of a Registration Statement and/or Prospectus, for a period not to exceed 45 consecutive days or for multiple periods not to exceed 60 days in any 12 month period.

             (h) Comply with all applicable rules and regulations of the Commission.

             (i) Use its best efforts to avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of a Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.


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             (j) The Company may require, at any time prior to the third Trading
Day prior to the Filing Date, each Holder to furnish to the Company a statement as to the number of shares of Common Stock beneficially owned by such Holder and, if requested by the Commission, the controlling person thereof, within three Trading days of the Company's request. During any periods that the Company is unable to meet its obligations hereunder with respect to the registration of the Registrable Securities solely because any Holder fails to furnish such information within three Trading Days of the Company's request, any liquidated damages that are accruing as to such Holder at such time shall be tolled and any Event that may otherwise occur as to such Holder solely because of such delay shall be suspended, until such information is delivered to the Company. The Company shall not file a Registration Statement or any such Prospectus or any amendments or supplements thereto to which the Holders of a majority of the Registrable Securities thereunder shall reasonably and in good faith object, provided, the Company is notified of such objection in writing no later than 5 Trading Days after the Holders have been so furnished copies of such documents.

         4. REGISTRATION EXPENSES. All fees and expenses incident to the performance of or compliance with this Agreement by the Company shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statements. The fees and expenses referred to in the foregoing sentence shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Principal Market on which the Common Stock is then listed for trading, and (B) in compliance with applicable state securities or Blue Sky laws reasonably agreed to by the Company in writing (including, without limitation, fees and disbursements of counsel for the Company in connection with Blue Sky qualifications or exemptions of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as requested by the Holders), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing prospectuses requested by the Holders),
(iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement. In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange as required hereunder. In no event shall the Company be responsible for any broker, underwriter or similar fees or commissions or, except to the extent provided for in the Transaction Documents, any legal fees or other costs of the Holders.

         5. INDEMNIFICATION.

             (a) INDEMNIFICATION BY THE COMPANY. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents, investment advisors and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or relating to any untrue or alleged untrue statement of a material fact contained in the Registration Statements, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the


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circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue statements or omissions or alleged untrue statements or omissions are based upon information regarding such Holder furnished in writing to the Company by such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in the Registration Statements, such Prospectus or such form of Prospectus or in any amendment or supplement thereto or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding arising from or in connection with the transactions contemplated by this Agreement of which the Company is aware.

             (b) INDEMNIFICATION BY HOLDERS. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses (as determined by a court of competent jurisdiction in a final judgment not subject to appeal or review) arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto, or arising out of or based upon: (i) such Holder's failure to comply with the prospectus delivery requirements of the Securities Act; (ii) any untrue statements or omissions of a material fact required to be stated therein or necessary to make the statements therein not misleading to the extent, but only to the extent, such untrue statement or omission is contained in any information so furnished in writing by such Holder to the Company specifically for inclusion in any Registration Statement or such Prospectus or to the extent that or to the extent such information relates to such Holder or such Holder's proposed method of distribution of Registrable Securities and was reviewed and expressly approved in writing by such Holder expressly for use in such Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto; or (iii) in the case of an occurrence of an event of the type specified in
Section 3(c)(ii)-(vi), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(e). In no event shall the liability of any selling Holder hereunder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation.

             (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS.

                  (A) If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an "Indemnified Party"), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the "Indemnifying Party") in writing, and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided that, the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have prejudiced the Indemnifying Party.

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                  (B) An Indemnified Party shall have the right to employ
separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed promptly to assume the defense of such Proceeding and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel that a material conflict of interest is likely to exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the expense of one such counsel for each Holder shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding effected without its written consent, which consent shall not be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

                  (C) Subject to the terms of this Agreement, all fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within ten Trading Days of written notice thereof to the Indemnifying Party (regardless of whether it is ultimately determined that an Indemnified Party is not entitled to indemnification hereunder; provided, that the Indemnifying Party may require such Indemnified Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Indemnified Party is not entitled to indemnification hereunder).

             (d) CONTRIBUTION.

                  (A) If a claim for indemnification under Section 5(a) or 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys' or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.


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                  (B) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 5(d), no Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

         The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.

         6. MISCELLANEOUS.

             (a) AMENDMENTS AND WAIVERS. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and Holders of at least 51% of the then outstanding Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of certain Holders and that does not directly or indirectly affect the rights of other Holders may be given by Holders of all of the Registrable Securities to which such waiver or consent relates; provided, however, that the provisions of this sentence may not be amended, modified, or supplemented except in accordance with the provisions of the immediately preceding sentence.

             (b) NO INCONSISTENT AGREEMENTS. Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

             (c) NO PIGGYBACK ON REGISTRATIONS. Except as and to the extent specified herein, neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in a Registration Statement other than the Registrable Securities, and the Company shall not after the date hereof enter into any agreement providing any such right to any of its security holders to include securities of the Company in a Registration Statement without the prior written consent of the Holders, which consent shall not be unreasonably withheld. The Company shall not file any other registration statement until after the Effectiveness Date without the consent of a majority of the holders of the Registrable Securities, except for a registration statement on Form S-1 or Form S-3 covering the shares of Company Common Stock issued or issuable pursuant to that certain securities purchase agreement dated March 15, 2004 between the Company and various institutional investors, and provided that the Company may file amendments, supplements, and exhibits to, and take any other actions necessary to have, any registration statement that was filed prior to the Filing Date declared effective or to keep any registration statement that was filed prior to the Filing Date continuously effective.

             (d) COMPLIANCE. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statements.

             (e) DISCONTINUED DISPOSITION. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Sections 3(c)(ii), (iii) or (vi), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statements until such Holder's receipt of the copies of the supplemented Prospectus and/or amended Registration Statement contemplated by Section 3(g), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement. The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

             (f) PIGGY-BACK REGISTRATIONS. If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with stock option or other employee benefit plans, then the Company shall send to each Holder written notice of such determination and, if within fifteen days after receipt of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such holder requests to be registered; provided, that, the Company shall not be required to register any Registrable Securities pursuant to this Section 6(f) that are eligible for resale pursuant to Rule 144(k) promulgated under the Securities Act.

             (g) NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be delivered as set forth in the Merger Agreement.

             (h) SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of each of the parties and shall inure to the benefit of each Holder. The Company may not assign its rights or obligations hereunder without the prior written consent of all of the Holders of the then-outstanding Registrable Securities. Each Holder may assign their respective rights hereunder in the manner and to the Persons as permitted under the Purchase Agreement.

             (i) COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the Parties reflected hereon as signatories.

             (j) GOVERNING LAW. The internal laws of the State of California (irrespective of its choice of law principles) shall govern the validity of this Agreement, the construction of its terms, and the interpretation and enforcement of the rights and duties of the parties hereunder. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement, (a) if initiated by the Company shall be brought against any of the other parties only in the courts of the State of California, County of Sacramento or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the Southern District of California, and (b) if initiated by a Holder or Holders shall be brought against any of the other parties only in the courts of the State of California, County of San Diego, or, if it has or can acquire the necessary jurisdiction, in the United States District Court for the Central District of California. Each of the parties consents to the exclusive jurisdiction of such courts (and the appropriate appellate courts) as determined in accordance with this Section 6(g) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

             (k) CUMULATIVE REMEDIES. The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

             (l) SEVERABILITY. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement or the application of such provision to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected by such invalidity or unenforceability, unless such provision or such application of such provision is essential to this Agreement.

             (m) HEADINGS. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

             (n) INDEPENDENT NATURE OF RTI SHAREHOLDERS' OBLIGATIONS AND RIGHTS. The obligations of each RTI Shareholder hereunder is several and not joint with the obligations of any other RTI Shareholders hereunder, and no RTI Shareholder shall be responsible in any way for the performance of the obligations of any other RTI Shareholder hereunder. Nothing contained herein or in any other agreement or document delivered at any Closing, and no action taken by any RTI Shareholder pursuant hereto or thereto, shall be deemed to constitute the RTI Shareholders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the RTI Shareholders are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each RTI Shareholder shall be entitled to protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other RTI Shareholder to be joined as an additional party in any proceeding for such purpose.



                              ********************

         IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.



ISLAND PACIFIC, INC.                         SHAREHOLDERS:

By: /s/ Ran Furman                           /s/ Michael Tomczak
    -------------------------------          -----------------------------------
                                             Michael Tomczak
Name: Ran Furman
Its: CFO                                     /s/ Jeffrey Boone
                                             -----------------------------------
                                             Jeffrey Boone


                                             INTUIT INC.

                                             By: /s/ Greg Paulsen
                                                 -------------------------------
                                             Name: Greg Paulsen
                                             Its: Vice President

                                     ANNEX A

                              PLAN OF DISTRIBUTION
                              --------------------

         Each Selling Stockholder (the "Selling Stockholders") of the common stock ("Common Stock") of Island Pacific, Inc. (the "Company") and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of Common Stock on the American Stock Exchange or any other stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Stockholder may use any one or more of the following methods when selling shares:

         o ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

         o block trades in which the broker dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

         o purchases by a broker dealer as principal and resale by the broker dealer for its account;

         o an exchange distribution in accordance with the rules of the applicable exchange;

         o        privately negotiated transactions;

         o        settlement of short sales;

         o broker dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;

         o        a combination of any such methods of sale;

         o through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

         o        any other method permitted pursuant to applicable law.

         The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), if available, rather than under this prospectus.

         Broker dealers engaged by the Selling Stockholders may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each Selling Stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what is customary in the types of transactions involved.

         In connection with the sale of our common stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

         The Selling Stockholders and any broker dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Stockholder has informed the Company that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

         The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         Because Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each Selling Stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

         We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144(e) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

         Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the Selling Stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.